CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in this Post-Effective Amendment No. 116 to the registration statement on Form N-1A (File No. 333-515 & 811-07513) for the Putnam Absolute Return 1000 Fund, a series of the Putnam Funds Trust.

Boston, Massachusetts
February 23, 2011